Exhibit 99.1

AMERICAN MEDIA, INC. TO HOLD EARNINGS CONFERENCE CALL ON
NOVEMBER 19, 2013 TO DISCUSS RESULTS FOR THE SECOND QUARTER AND FIRST HALF OF FISCAL 2014

NEW YORK, November 14, 2013 /PRNewswire/ - American Media, Inc. (AMI) today announced that it will hold an earnings conference call on November 19, 2013 at 4:30 p.m. EST to discuss the second quarter and first half results of fiscal 2014.

Conference call details are as follows:
Date: Tuesday, November 19, 2013
Time: 4:30 p.m. EST
Call-In Number: (877) 293-9442/ (630) 343-1248
Reservation Number: 1035
A telephonic replay of the conference call has been arranged to be available from Tuesday, November 19, 2013 at 6:00 p.m. EST through 6:00 pm EST on Tuesday, December 3, 2013.  To access the replay, please call: (866) 873-8511/ (630) 343-1245 and reference reservation number: 1035.

About American Media, Inc.
American Media, Inc. (AMI) owns and operates the leading print and digital celebrity and active lifestyle media brands in the United States. AMI’s titles include National Enquirer, Star, OK!, Globe, National Examiner, Country Weekly, Soap Opera Digest, Shape, Fit Pregnancy, Natural Health, Men’s Fitness, Muscle & Fitness, Flex and Muscle & Fitness Hers. AMI also manages 18 different digital sites including RadarOnline.com, OKmagazine.com, CountryWeekly.com, Shape.com, FitPregnancy.com, MensFitness.com and MuscleandFitness.com. AMI’s magazines have a combined total circulation of 7.1+ million and reach more than 60 million men and women each month. AMI’s digital properties reach an average of 27+ million unique visitors and 229+ million page views monthly.

Contact:
Christopher Polimeni
Executive Vice President and Chief Financial Officer
American Media, Inc.
212.545.4829

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